UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/14/2013

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

    On August 14, 2013, Identive Group, Inc. (the "Company") entered into subscription agreements (the "Agreements") with certain accredited and other qualified investors (the "Investors") in connection with the private placement of an aggregate of 8,348,471 units (the "Units") at a price of $0.85 per Unit. Each Unit consists of one share (each a "Share" and, collectively, the "Shares") of the Company's common stock, par value $0.01 (the "Common Stock"), and one warrant to purchase one additional share of Common Stock (each a "Warrant" and, collectively, the "Warrants") at an exercise price of $1.00. The gross proceeds of the sale are expected to be approximately $7.1 million before deduction of estimated expenses in connection with the private placement of approximately 10% of the gross proceeds. The Agreements provide that Investors have the option to withdraw their investment, without deduction of penalty or interest, if the gross proceeds at closing are less than $8 million; however, substantially all Investors have waived such option. Closing is expected to occur on or about August 15, 2013.

    The sale was made to accredited and other qualified investors in the United States and internationally in reliance upon available exemptions from the registration requirements of the U.S. Securities Act of 1933, as amended (the "Securities Act") including Section 4(a)(2) thereof and Regulation D and Regulation S thereunder, as well as comparable exemptions under applicable state and foreign securities laws. The Company agreed to promptly file a registration statement with the Securities and Exchange Commission to register the resale of the Shares and shares of Common Stock issuable upon exercise of the Warrants. The private placement was made pursuant to definitive subscription agreements between the Company and each Investor. American Stock Transfer & Trust Company, LLC, the Company's registrar and transfer agent, will serve as the agent for the Warrants. The form of subscription agreement is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

    The Warrants have a term of four years and will not be exercisable for six months following the date of issuance. The number of shares issuable upon exercise of the Warrants is subject to adjustment for any stock dividends, stock splits or distributions by the Company, or upon any merger or consolidation or sale of assets of the Company, tender or exchange offer for the Common Stock, or a reclassification of the Common Stock. The form of Warrant is filed herewith as Exhibit 4.1 and is incorporated herein by this reference.

    iTell AG acted as placement agent for the Company in connection with offers and sales of Units outside the United States. iTell is entitled to cash compensation at closing of 10% of the gross proceeds secured from the sale of Units to non-US investors introduced by the placement agent and accepted by the Company, together with bonus compensation of Warrants to purchase 1,000,000 shares of Common Stock and 1,000,000 shares of Common Stock on the same terms as those sold to investors in the offering (including registration rights) if the gross proceeds received from the non-US investors introduced by the placement agent exceed $5 million. The placement agent is also entitled to reimbursement of legal fees and expenses up to $50,000. The securities were issued to the placement agent in reliance upon available exemptions from the registrations requirements of the Securities Act, including Regulation S thereunder.

    This description is qualified in its entirety by reference to the form of subscription agreement and form of Warrant, which are attached as exhibits to this Current Report on Form 8-K. Readers should review the form of subscription agreement for a complete understanding of the terms and conditions associated with the private placement. A copy of the Company's press release announcing the private placement is filed herewith as Exhibit 99.1.

Item 3.02.    Unregistered Sales of Equity Securities

    The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.02.

Item 9.01.    Financial Statements and Exhibits

(d)       Exhibits.
    Exhibit
    Number
      4.1       Form of Warrant issued in connection with the agreement forming Exhibit 10.1.
    10.1       Form of Subscription Agreement.
    99.1       Press Release dated August 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: August 14, 2013	By:	/s/ David Wear
David Wear
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Subscription Agreement
EX-4.1	Form of Warrant issued in connection with the Subscription Agreement
EX-99.1	Press Release dated August 14, 2013